SCHEDULE 14A

                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of Commission Only(as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                            FRONTIER AIRLINES, INC.
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

      1)       Title of each class of securities to which transaction applies:
      2)       Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4)       Proposed maximum aggregate value of transaction:
      5)       Total fee paid:

[   ] Fee paid previously with preliminary materials

[   ] Check box if any part of the fee is offset as provided by Exchange act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)        Amount Previously Paid:
      2)       Form, Schedule or Registration Statement No.:
      3)       Filing Party:
      4)       Date Filed:

                             FRONTIER AIRLINES, INC.
                              12015 E. 46th Avenue
                                Denver, CO 80239

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

                  The 2000 annual meeting of shareholders of Frontier Airlines, Inc., a Colorado corporation, will be held on Thursday, September 7, 2000 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado for the following purposes:

1. To consider and vote upon a proposal to elect Samuel D. Addoms, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Company's Board of Directors;

2. To transact any other business which properly comes before the meeting or any adjournment.

                  All shareholders of record on the Company's transfer books as of the close of business on July 21, 2000 are entitled to vote at the meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Company shareholder at 12015 E. 46th Avenue, Denver, Colorado 80239 for purposes germane to the annual meeting, during normal business hours from July 31, 2000 until the annual meeting.

                  We invite you to be present at the meeting and look forward to seeing you there. However, if you cannot attend please read the attached proxy statement carefully and SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY'S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.

                                             By order of the Board of Directors

July 31, 2000                                FRONTIER AIRLINES, INC.



                                             Arthur T. Voss
                                             Secretary

                             FRONTIER AIRLINES, INC.
                              12015 E. 46th Avenue

                                Denver, CO 80239

                                 PROXY STATEMENT

                  This proxy statement and accompanying proxy card support a proxy solicitation on behalf of the Board of Directors of Frontier Airlines, Inc. (the "Company") for use at the September 7, 2000 annual meeting of shareholders and at any adjournment of that meeting. This proxy statement and form of proxy, together with the Company's Annual Report on Form 10-K, will be sent by mail to shareholders beginning approximately July 31, 2000.

                  The proxy card, when properly signed, dated and returned to the Company, will be voted by the proxies at the annual meeting as directed. Proxy cards returned without direction about business to be transacted at the meeting will be voted in favor of the election of Samuel D. Addoms, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Board of Directors of the Company. The proxies will use their best judgment regarding other matters that properly come before the meeting. The Company is not aware of any matters, other then those discussed in this proxy statement, that will be presented at the meeting.

                  The Company can conduct business at the meeting only if holders of a majority of the total outstanding shares of Common Stock entitled to vote are present, either in person or by proxy. Abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes will also be counted for quorum purposes. Assuming a quorum exists, the affirmative vote of a majority of the shares present and voted, excluding abstentions, is necessary to elect directors and approve any other matters to be voted on.

                  Under Securities and Exchange Commission rules, boxes are provided on the proxy card for shareholders to mark if they wish either to vote "for," or to "withhold authority" for all director nominees. To withhold authority to vote for any individual nominee, the shareholder may strike a line through the nominee's name on the proxy card.

                              REVOCABILITY OF PROXY

                  Execution of the enclosed form of proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the meeting and voting in person or by providing notice of revocation to the corporate secretary of the Company at the address set forth above. Shareholders may vote all their eligible shares if they are personally present at the meeting. When a shareholder votes at the meeting, his or her vote will revoke any proxy previously granted by the shareholder.

                       EXPENSE AND MANNER OF SOLICITATION

                  In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company who will not receive compensation for their soliciting activities. Brokers and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy material to beneficial owners. The Company will bear all of the costs of the solicitation.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

                  As of July 21, 2000, the record date, 17,866,056 shares of the Company's Common Stock were outstanding and entitled to vote at the meeting. Each share may cast one vote on each separate matter of business properly brought before the meeting. Only shareholders of record at the close of business on July 21, 2000 may vote.

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 21, 2000 by: (i) each director and nominee for director of the Company; (ii) all directors and executive officers as a group; and (iii) persons to the knowledge of the Company that beneficially own more than five percent of the Company's outstanding Common Stock.

                                                                                  Shares Beneficially                Percentage of
Name and Address of Beneficial Owner                                                     Owned                       Ownership (1)
Directors and Executive Officers:
Samuel D. Addoms                                                                      264,411 (2)                        1.48%
  12015 East 46th Avenue
  Denver, CO  80239

Paul S. Dempsey                                                                        87,000 (3)                          *
  12015 East 46th Avenue
  Denver, CO  80239

B. LaRae Orullian                                                                      29,000 (4)                          *
  12015 East 46th Avenue
  Denver, CO  80239

William B. McNamara                                                                    17,500 (5)                          *
  12015 East 46th Avenue
  Denver, CO  80239

D. Dale Browning                                                                       30,000 (6)                          *
  12015 East 46th Avenue
  Denver, CO  80239

James B. Upchurch                                                                      47,000 (7)                          *
  12015 East 46th Avenue
  Denver, CO  80239

All directors and executive officers                                                  874,703 (8)                        4.90%
as a group (16 persons)



                                       2


Five Percent and Greater Shareholders:
B III Capital Partners, L.P. (9)                                                    3,280,729 (10)                      18.36%
  141 Linden Street, Suite 4
  Wellesley, MA  02482

W.R. Hambrecht & Co., LLC(11)                                                       1,101,900 (12)                       6.17%
550 Fifteenth Street
San Francisco, California  94103

Lord, Abbett & Co.                                                                    988,100 (13)                       5.53%
90 Hudson Street
Jersey City, New Jersey 07302


* Less than 1%
(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of filing of this proxy statement upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person). This table assumes a base of 17,866,056 shares of Common Stock outstanding as of the date of this proxy statement, before any consideration is given to other outstanding options, warrants or convertible securities.
(2) Includes 144,500 shares held under option, all of which are currently exercisable, and 2,911 shares allocated under the Company's Employee Stock Ownership Plan ("ESOP").
(3) Includes 85,000 shares held under option, all of which are currently exercisable.
(4) Includes 5,000 shares held under option, all of which are currently exercisable.
(5) Includes 15,000 shares held under option, all of which are currently exercisable.
(6) Consists of 30,000 shares held under option, all of which are currently exercisable.
(7) Includes 20,000 shares held under option, all of which are currently exercisable.
(8) Includes 549,604 shares held under option by the Company's directors and executive officers which are exercisable within 60 days, and 16,116 shares allocated under the ESOP.
(9) DDJ Capital III, LLC is the general partner of, and DDJ Capital Management, LLC is the investment manager for, B III Capital Partners, L.P., and may be deemed to be the beneficial owners of such shares.
(10) Includes warrants to purchase 716,929 shares of Common Stock, all of which are currently exercisable. Information with respect to B III Capital Partners, L.P., DDJ Capital III, LLC, and DDJ Capital Management, LLC is based on the Schedule 13D dated April 24, 1998, Amendment No. 1 dated May 25, 1998, Amendment No. 2 dated May 25, 1998, Amendment No. 3 dated November 6, 1998, Amendment No. 4 dated
         December 1, 1998, Amendment No. 5 dated February 19, 1999, Amendment No. 6 dated June 23, 1999, Amendment No. 7 dated July 12, 1999, Amendment No. 8 dated April 7, 2000, Amendment No. 9 dated April 7, 2000, and Amendment No. 10 dated July 19, 2000, each as filed with the Securities and Exchange Commission.
(11) W.R. Hambrecht & Co., Inc., The Hambrecht 1980 Revocable Trust, The E&M RP Trust, William R. Hambrecht, Edmund H. Shea, Jr. and Mary S. Shea are each deemed as a group to be the beneficial owners of such shares.
(12) Information with respect to W.R. Hambrecht & Co., Inc., The Hambrecht 1980 Revocable Trust, The E&M RP Trust, William R. Hambrecht, Edmund H. Shea, Jr. and Mary S. Shea is based on Schedule 13D dated November 19, 1998, as filed with the Securities and Exchange Commission.
(13) Information with respect to Lord, Abbett & Co. is based on Schedule 13G dated February 8, 2000, as filed with the Securities and Exchange Commission.

                        DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains the name, age and position with the Company of each executive officer as of July 21, 2000, each director of the Company, and each nominee for director of the Company. Their respective backgrounds are described following the table. Each of the officers devotes his or her full-time efforts to the affairs of the Company.

             Name                      Age                 Position
         Samuel D. Addoms              60     President and Chief Executive Officer; Director
         Jimmie P. Wyche               65     Executive Vice President-Operations
         Henry R. Barringer            67     Vice President - Customer Service and Station Operations
         Jon L. Bartram                62     Vice President - Maintenance and Engineering
         Ann E. Block                  50     Vice President - Human Resources and Flight Services
         Elise R. Eberwein             35     Vice President - Communications
         Terrance G. King              53     Vice President - Flight Operations
         Sean E. Menke                 31     Vice President - Market Planning
         Elissa A. Potucek             43     Vice President, Controller and Treasurer
         Arthur T. Voss                58     Vice President - Administration and General  Counsel; Secretary
         Steve B. Warnecke             43     Vice President and Chief Financial Officer
         Paul S. Dempsey               49     Director
         B. LaRae Orullian             67     Director
         William B. McNamara           67     Director
         D. Dale Browning              62     Director
         James B. Upchurch             41     Director

                  Samuel D. Addoms is President and Chief Executive Officer and a director of the Company, having earlier served as Executive Vice President, Treasurer and a director of the Company during its early development in 1993 through September 1994 when he was elected to the position of President. He was elected Chief Executive Officer effective January 1, 1995. Before commencing his involvement in the development of the Company in 1993, he was associated with some 15 firms for the previous ten years, either as an officer, director or consultant. These include Gelco Corporation, Connecting Point of America and Communications World, Inc. His 39 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National Bank and Vice President of the Continental Illinois National Bank in Chicago.

                  Jimmie P. Wyche has been Executive Vice President-Operations of the Company since August 1995. Prior to that he had been Vice President-Flight Operations of the Company since its inception in February 1994. From 1989 to early 1994 Mr. Wyche was a jet captain with Skyways International, headquartered in Houston, Texas. From 1987 to 1989, he served as Director-Flight Operations with Ports of Call, a Denver-based charter airline. He served in various capacities with the former Frontier Airlines, Inc. between 1961 and 1985, starting as a pilot and then in a succession of management positions including Assistant Chief Pilot, Chief Pilot and Vice President-Flight Operations.

                  Henry R. Barringer has been Vice President-Customer Service and Station Operations since October 1998. Prior to this appointment, from 1994 to 1998 he served in various capacities for the Company, including City Manager, Missoula, City Manager, Salt Lake City, Senior Manager, Stations and Director, Stations. From 1986 to 1994, he held various positions at Continental Airlines. Mr. Barringer served in various capacities with the former Frontier Airlines, Inc. between 1956 and 1986.

                  Jon L. Bartram has been Vice President-Maintenance and Engineering of the Company since July 1998 and Vice President-Maintenance since December 1994. From 1993 to 1994 he served as Vice President-Maintenance Operations for DynAir Tech of Texas. He held a number of key maintenance positions with Alaska Airlines between 1987 and 1993 including
Director-Production Planning and Director-Base Maintenance. He was an Air Carrier Inspector for the Federal Aviation Administration between 1986 and 1987. Before this, he served with the former Frontier Airlines, Inc., for 27 years (1959-1986) in a succession of maintenance management positions including Director-Base Maintenance and Director-Technical Services.

                  Ann E. Block has been Vice President-Human Resources since March 1999 and Vice President-Human Resources and Flight Services since June 2000. Before joining the Company she served as Director-Human Resources Strategy and Services for BlueCross BlueShield of Colorado. From 1981 to 1996, she served in various capacities with Public Service Company of Colorado. From 1996-1997, she served as Director-Total Compensation for HR Source, Inc.

                  Elise R. Eberwein has served as Vice President-Communications of the Company since June 2000. Prior to this appointment, she served as Director-Corporate Communications since joining the Company in 1998. From 1997 through 1998, she served as Director-Corporate Communications for Western Pacific Airlines. Between 1986 and 1997, she served in various positions with Trans World Airlines, Inc., including Director, Communication Support Services, Sales Promotion Manager, In-Flight Services New Hire Supervisor, Flight Service Manager and Flight Attendant.

                  Terrence G. King has been Vice President-Flight Operations of the Company since January 2000. Prior to this appointment he served as Chief Pilot, Check Airman and Captain for the airline since its inception in 1994. Mr. King served as Captain for Morris Air between 1992 and 1994. Mr. King has served in a variety of other capacities for Sierra Pacific Airlines and Continental Airlines. He also served as Pilot, Check Airman and Deputy Director Flight Operations Training with the former Frontier Airlines, and managed that airline's Pilot Training Department. Mr. King has accumulated over 20,000 flight hours, and holds a variety of airline pilot licenses.

                  Sean E. Menke has served as Vice President-Market Planning of the Company since June 2000. Prior to this appointment and since joining the Company in January 1999, he served as Director-Planning and Scheduling. He joined Frontier Airlines from United Airlines, where he served as Senior Planner, Domestic Scheduling. From 1995 through 1998, he was employed by Western Pacific Airlines as Director, Planning and Manager of Economic Analysis. Between 1992 and 1995, he held various positions with America West Airlines, including Senior Analyst, Market Development; Economic Analyst and Customer Service Supervisor.

                  Elissa A. Potucek has been Controller/Treasurer of the Company since June 1995 and Vice President since September 1996. From 1991 to 1995 she was Controller of Richardson Operating Company and Richardson Production Company, an oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as Controller of Coral Companies, Inc., Denver, Colorado, having earlier held accounting positions with US West Paging, Inc. (1988-1989), Denver, Colorado, and KPMG Peat Marwick LLP (1985-1988), Denver, Colorado.

                  Arthur T. Voss has been Vice President-Administration, General Counsel and Secretary of the Company since September 1995 and Vice President, General Counsel and Secretary of the Company since its inception in February 1994. From 1991 to 1996, Mr. Voss was the Vice President-Legal of Professional Fee Examiners, Inc. a professional fee auditing firm based in Denver, Colorado. He was Vice President-Legal of Aeronautics Leasing, Inc., an aircraft leasing firm based in Golden, Colorado, from 1990 to 1991. From 1986 to 1989 he served as Vice President and General Counsel of Aspen Airways, Inc. He held various management positions in the Legal Department of the former Frontier Airlines, Inc. from 1971 to 1985, most recently as Associate General Counsel.

                  Steve B. Warnecke has served as Vice President and Chief Financial Officer of the Company since August 1999. During the two years prior he was President of Integrated Management Company, a hedge fund management firm. From 1982 through 1999 he served as Chief Financial Officer of Helm Corporation, now a subsidiary of Comfort Systems USA, Inc. From 1993 through 1997 he was President and Principal Owner of Zig Zag Company, a commercial construction and demolition company, now a subsidiary of Penhall, Intl.

                  Paul S. Dempsey has been a director of the Company since July 1994 and Vice Chairman of the Board of Directors since 1996. He is Professor of Law and Director of the Transportation Law Program at the University of Denver, College of Law, Denver, Colorado, having been associated with that institution since 1979. He served as Legal Advisor to the Chairman, U.S. Interstate Commerce Commission, in 1981 and 1982; Attorney-Advisor to the former Civil Aeronautics Board's Office of General Counsel, and its Bureau of Pricing and Domestic Aviation, 1977-1979; and Attorney-Advisor to the Interstate Commerce Commission's Office of Proceedings, 1975-1977. Dr. Dempsey holds the following degrees: A.B.J., J.D., University of Georgia; LL.M., George Washington University; and D.C.L., McGill University. A Fulbright Scholar, he has authored in excess of 50 law review articles, numerous editorials for the news media and various books on topics relating to air transportation.

                  B. LaRae Orullian has been a director of the Company since July 1994 and Chair of the Board of Directors since September 1995. She is Vice Chair of the Board of Guaranty Bank, a Denver, Colorado-based commercial bank, and a director of The Guaranty Corporation, a bank holding company. She also serves on the Board of Anthem Blue Cross/Blue Shield doing business in several states throughout the United States, headquartered in Indiana. She is a member of the Boards of four other companies in Colorado and Utah. She is past National President and former Chair of Girl Scouts of the USA, and is First Vice Chair of the World Board of Girl Guides and Girl Scouts, based in London, England. Among numerous business and civic activities in Colorado, she serves on the Board of Downtown Denver Improvement Association.

                  William B. McNamara has been a director of the Company since May 1996. A retired 35-year airline executive specializing in financial management, he most recently served with Continental Airlines, Inc. (1987 to 1994) as Vice President-Finance. From 1983 to 1987 he was Staff Vice President-Finance with New York Air, Inc. Before that he served in a succession of positions with Trans World Airlines, Inc., for 22 years including service as Staff Vice President-Marketing Administration.

                  D. Dale Browning has been a director of the Company since July 1996. A long-term bank and bank card executive, he has served since 1995 as President and Chief Executive Office of ProCard, Inc., Golden, Colorado, and from 1993 to 1995 as a Senior Consultant to Visa International. He was President and Chief Executive Officer of the Colorado National Bank of Denver from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating Officer of Colorado National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System. In 1982 he founded Plus System, Inc., an international automatic teller machine network, and served as President of that company until 1993. Mr. Browning has served as a director of Central States Indemnity Company of Omaha since 1995.

                  James B. Upchurch has been a director of the Company since October 1998. Mr. Upchurch is the President and Chief Executive Officer of Libra Mezzanine Partners, L.P., Libra Mezzanine Partners II, L.P. and Libra Capital Partners, L.P., and serves as President and Chief Executive Officer of the Fund. In addition, Mr. Upchurch is the President of U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc. and a subsidiary of U.S. Bancorp ("USB Libra"). Prior to co-founding USB Libra's predecessor in 1991,
Mr. Upchurch was the portfolio manager for the mezzanine and high yield securities portfolio for Columbia Savings and Loan. Mr. Upchurch is a member of the Board of Directors of Supermarkets General Holdings Corporation
(d/b/a Pathmark Stores), CampGroup, LLC, Pritikin Enterprises, LLC and Consolidated Fire Protection, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission regarding their ownership and regarding their acquisitions and dispositions of the Company's Common Stock. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 31, 2000 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

Meetings of the Board of Directors

                  The Company's Board of Directors met five times in the fiscal year ended March 31, 2000, at which all members of the Board of Directors were in attendance.

Committees

                  The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

                  On May 24, 2000, the Board of Directors adopted an Audit Committee Charter. The duties of the Audit Committee are (a) monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance; (b) monitor the independence and performance of the Company's independent auditors and internal auditing department; and (c) provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors. During the fiscal year ended March 31, 2000, the members of the Audit Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara, D. Dale Browning, and James B. Upchurch. The Audit Committee met once during the fiscal year.

                  The duties of the Compensation Committee include recommending to the Board of Directors the compensation to be provided to the executive officers of the Company and the grant of stock options to eligible individuals under the Company's stock option plan. During the fiscal year ended March 31, 2000, the members of the Compensation Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara and D. Dale Browning, and James B. Upchurch. The Compensation Committee did not separately meet during the fiscal year as matters relating to compensation for executive officers and the grant of stock options were acted upon during the fiscal year by the full Board of Directors.

Certain Relationships and Related Transactions

                  On April 24, 1998, the Company sold to B III Capital Partners, L.P. ("B III"), 4,363,001 shares of Common Stock and warrants to purchase 716,929 shares of Common Stock at an exercise price of $3.75 per share for an aggregate purchase price of $14,179,753. In connection with the sale of the shares and warrants, the Company granted B III (a) the right to designate a maximum of two members of the Company's Board of Directors and (b) certain registration rights with respect to the securities sold to B III. Mr. Upchurch is B III's designee for election to the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

                  The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and other executive officers of the Company in the fiscal years ended March 31, 2000, 1999, and 1998 who had total salary and bonus exceeding $100,000.


                                                                                                 Long Term
                                          Annual Compensation                                  Compensation

                                                                                                 Securities
                                                                                                 Underlying
Name                                                                   Other Annual               Options/
and Principal                                                          Compensation                SARs
Position                    Year       Salary ($)       Bonus($)         ($)(1)                  Granted #

Samuel D. Addoms,           2000       $172,508         $87,415           $6,245                         0
Chief Executive Officer     1999       $103,304         $69,542           $4,074                   100,000
                            1998        $84,000               0             $388                         0

Jeff S. Potter (2)          2000       $129,077         $65,407           $6,544                         0
                            1999       $104,455         $70,477           $4,361                    50,000
                            1998       $100,000               0             $462                    35,000

Jimmie P. Wyche             2000       $109,000         $55,234           $4,364                         0
                            1999        $82,455         $55,623           $3,427                    30,000
                            1998        $78,000               0             $361                    35,000

Arthur T. Voss              2000       $108,769         $55,117           $5,129                         0
                            1999        $76,455         $51,572           $3,173                    50,000
                            1998        $72,000               0             $333                         0

Jon L. Bartram              2000       $108,769         $55,117           $5,226                         0
                            1999        $76,455         $51,572           $3,173                    40,000
                            1998        $72,000               0             $333                    30,000

Elissa A. Potucek           2000       $108,769         $55,117           $5,366                         0
                            1999        $76,455         $51,572           $3,173                    40,000
                            1998        $72,000               0             $333                    30,000

(1) Other annual compensation represents (i) shares contributed to the executive officers' accounts in the Company's Employee Stock Ownership Plan ("ESOP") as of December 31 of each of the years indicated; and
         (ii) the Company's contributions to the executive officers' 401(k) accounts as of December 31 of each of the years indicated.

         As of March 31, 2000 the respective officers' ESOP accounts held the following number of shares of Common Stock with corresponding values based on the closing price of the Common Stock on that date: Mr. Addoms
         - 2,911 shares valued at $34,568; Mr. Potter - 2,681 shares valued at $31,837; Mr. Wyche - 2,589 shares valued at $30,744; Mr. Voss - 2,511 shares valued at $29,818; Mr. Bartram - 2,426 shares valued at $28,809; Ms. Potucek - 1,905 shares valued at $22,622. All of the foregoing individuals are 100% vested in their ESOP accounts.

         For the calendar year ended December 31, 1999 the Company made cash contributions to the executive officers' 401(k) accounts as follows:
         Mr. Addoms - $1,132;  Mr. Potter - $2,500;  Mr. Wyche - $1,000; Mr.
         Voss - $1,826; Mr. Bartram - $1,923; Ms. Potucek - $2,063.

(2)      Mr. Potter resigned his employment with the Company on May 23, 2000.

Option/SAR Grants in Last Fiscal Year

                  No options were granted during the fiscal year ended March 31, 2000 to the Chief Executive Officer or to any of the other executive officers of the Company named in the table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

                  The following table sets forth certain information regarding options exercised during the fiscal year ended March 31, 2000 by the Chief Executive Officer and other executive officers of the Company named in the table above.

                                                                       Number of Securities
                                 Shares                              Underlying Unexercised        Value of Unexercised In-The-Money
                               Acquired on          Value            Options at March 31, 2000      Options at March 31, 2000 ($)(1)
Name                           Exercise (#)     Realized ($)                    (#)
                                                                  Exercisable     Unexercisable    Exercisable      Unexercisable
Samuel D. Addoms                   -0-               -0-            144,500           80,000       $1,353,937            $300,000
Jeff S. Potter                    20,000           263,740           65,000                          $505,625
Jimmie P. Wyche                    -0-               -0-             17,667           24,000         $126,045            $ 90,000
Arthur T. Voss                     -0-               -0-            108,937           40,000       $1,068,159            $150,000
Jon L. Bartram                    20,000           260,000           38,000           32,000         $296,250            $120,000
Elissa A. Potucek                 15,000            77,644(2)        43,000           32,000         $338,125            $120,000

(1) Based on the closing price of Common Stock on the Nasdaq National Market of $11.875 per share on March 31, 2000.
(2)      Value realized upon sale of 6,150 shares sold.

Director Compensation

                  For the year ended March 31, 2000, the Company paid each director who is not a Company employee $10,000 for serving in that capacity and the Company has agreed to pay each such director $20,000 for serving in such capacity for the Company's fiscal year beginning April 1, 2000 and ending March 31, 2001. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors, and permits them to fly without charge on the Company's scheduled flights. The Company's outside directors are also eligible to receive stock options under the Company's 1994 Stock Option Plan. During the fiscal year ended March 31, 2000, the Company granted nonqualified options to Mr. Upchurch to purchase 10,000 shares of Common Stock at an exercise price of $9.25 per share and to each of Ms. Orullian and Messrs. McNamara, Dempsey and Browning to purchase 5,000 shares of Common Stock at an exercise price of $11.50.

Samuel D. Addoms Severance Agreement

                  During the fiscal year ended March 31, 1999, the Company entered into a termination agreement with Samuel D. Addoms, the President and Chief Executive Officer of the Company. The termination agreement provides that if Mr. Addoms' employment is terminated involuntarily, by permitted resignation, by disability or death he shall receive (a) two years' salary, (b) $50,000 per year for the period beginning on the second anniversary of his termination and ending on his 65th birthday, (c) a warrant to purchase 100,000 shares of common stock, and (d) certain other travel and insurance perquisites. In connection with such termination agreement, Mr. Addoms has agreed to provide consulting services to the Company and not to become employed by any competitor of the Company, each during the period beginning on his termination and ending on his 65th birthday.

Compensation Committee Interlocks and Insider Participation

                  During the fiscal year ended March 31, 2000, the Company's Compensation Committee consisted of Ms. Orullian and Messrs. Dempsey, McNamara, Browning, and Upchurch.

Report of the Compensation Committee on Executive Compensation

                  Overall Policy

                  Salary compensation of the Company's executive officers is determined by the Compensation Committee in conjunction with the Company's entire Board of Directors. The Committee's consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock options and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

                  Salaries

                  The key elements of the Company's executive compensation consist of salary, stock options, and bonuses. The Compensation Committee, in conjunction with the Company's entire Board of Directors, determines salary levels of officers and employee stock option awards. Because the Compensation Committee did not intend to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the airline industry, there is no meaningful correlation between the Company's salary levels and the rates of base salary in effect for those companies which are taken into account in the Peer Group Index utilized for purposes of the stock price performance graph which follows this report.

                  Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other airlines.

                  The salary levels of the executive officers of the Company for the next fiscal year are generally established by the Compensation Committee at fiscal year-end and are reviewed and approved by the entire Board of Directors. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer.

                  Mr. Addoms' salary as Chief Executive Officer for the fiscal year ending March 31, 2001 is $225,000 per annum. The Compensation Committee believes that Mr. Addoms' salary for prior years was substantially below that of similarly situated executives in the airline industry. The Compensation Committee believes that Mr. Addoms' current annual salary is comparable to or below the annual salaries for similarly situated executives within the airline industry.

                  Bonuses

                  The Company paid bonuses to its executive officers in fiscal 2000. The Compensation Committee and Board of Directors approved these bonuses due to the continuing improved financial performance of the Company and the long term commitment of the executive officers of the Company. The Board of Directors agreed to create a bonus pool for executive officers in an amount equal to 1.35% of net operating income before taxes computed prior to reduction of net operating income for such bonus pool, but after 4.95% of net operating income which was paid in bonuses to other employees. Bonuses were distributed in proportion to each executive's base salary for the fiscal year.

COMPENSATION COMMITTEE

         B. LaRae Orullian                 D. Dale Browning
         Paul S. Dempsey                   William B. McNamara
         James B. Upchurch

Performance Graph

                  The following graph shows the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of two other indices: (i) The Nasdaq Market Index of U.S. Companies, and (ii) the Peer Group Index of similar line-of-business companies as chosen by the Company, consisting of Midway Airlines Corp. , AirTran Holdings, Inc. (formerly Valujet Airlines, Inc.) and Vanguard Airlines, Inc. (formerly ValuJet Airlines, Inc.) (the "Peer Group"). Each member of the Peer Group's stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market. The time period graphed is the period from March 31, 1995 through March 31, 2000.

COMPANY/INDEX/MARKET       03/31/95       03/29/96      03/31/97       03/31/98      03/31/99      03/31/00

Frontier Airlines, Inc.      100.00         116.67         56.25          62.50        164.58        197.92
Peer Group Index (3)         100.00         205.13         60.51          57.43         34.78         29.68
NASDAQ Market Index          100.00         134.51        150.48         227.41        297.18        547.25

(1) Assumes $100 invested on March 31, 1995 in the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index of similar line-of-business companies.

(2)      Total shareholder return assumes reinvestment of dividends.

(3) The Peer Group Index used in the Company's 1997 Proxy Statement included Western Pacific Airlines, Inc., which filed for bankruptcy in 1997 and whose stock is no longer publicly traded. The 1997 Proxy Statement Peer Group Index also included Airways Corporation, the parent company of AirTran Holdings, Inc. (then AirTran Airlines, Inc., and formerly ValuJet Airlines, Inc.). The stock of Airways Corporation is no longer publicly traded. The Peer Group Index used in the Company's 1998 Proxy Statement included Reno Air, Inc. Reno Air, Inc. is no longer used as a member of the Peer Group Index and has been replaced by Midway Airlines Corp. Because Reno Air, Inc. was purchased by American Airlines, Reno Air, Inc. is no longer a national carrier. This Proxy Statement reflects the addition of Vanguard Airlines, Inc. to the Peer Group.

                                   PROPOSAL 1

                       ELECTION OF THE BOARD OF DIRECTORS

                  The Board of Directors of the Company has nominated Samuel D. Addoms, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch for election to the Board of Directors. Each of these nominees is a member of the existing Board of Directors and was elected to the Board of Directors at the Company's 1999 Annual Meeting of Shareholders.

                  A proposal to elect Samuel D. Addoms, D. Dale Browning, Paul
S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Board of Directors of the Company will be presented to the shareholders at the annual meeting.

                  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF SAMUEL D. ADDOMS, D. DALE BROWNING, PAUL S. DEMPSEY, WILLIAM B. MCNAMARA, B. LARAE ORULLIAN AND JAMES B. UPCHURCH TO THE COMPANY'S BOARD OF DIRECTORS.

                              SHAREHOLDER PROPOSALS

                  Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws. Should a shareholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission it must be received by the corporate secretary at 12015 East 46th Avenue, Denver, Colorado 80239 on or before April 2, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG LLP has acted as independent public accountants for the Company continuously since 1994. A representative of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                  KPMG LLP was selected by the Board of Directors to perform the audit function for fiscal year 2000. No independent public accountant has yet been selected to perform the audit function for fiscal year 2001. It is expected that the Board of Directors will make such selection at its annual meeting to be held in September, 2000, or subsequent thereto.

                                 OTHER BUSINESS

                  All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

NOTE: HAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

PROXY                        FRONTIER AIRLINES, INC.                       PROXY
                           12015 E. 46th Avenue, #200
                                Denver, CO 80239
          This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Samuel D. Addoms and Arthur T. Voss as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Frontier Airlines, Inc. held of record by the undersigned on July 21, 2000, at the annual meeting of shareholders to be held on September 7, 2000, or any adjournment thereof.

      The Board of Directors Recommends a vote "FOR" all nominees in Item 1

Item 1 - ELECTION OF DIRECTORS
         |_| FOR all nominees |_| WITHHOLD AUTHORITY for all nominees
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

      Samuel D. Addoms            D. Dale Browning            Paul S. Dempsey

      William B. McNamara         B. LaRae Orullian           James B. Upchurch

                  The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1.

 PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


                 **********************************************


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

               Please sign, date and return the proxy promptly, using the enclosed envelope.

               Date

               Signature

               Signature
               if held jointly

               Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, pleas sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.